Washington Mutual Investors Fund
April 30, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$995,600
Class B	$297
Class C	$18,386
Class T	$-
Class F-1	$55,066
Class F-2	$161,393
Class F-3	$204
Total	$1,230,946
Class 529-A	$34,117
Class 529-B	$43
Class 529-C	$4,900
Class 529-E	$1,517
Class 529-T	$-
Class 529-F-1	$2,398
Class R-1	$1,069
Class R-2	$8,251
Class R-2E	$230
Class R-3	$28,661
Class R-4	$46,079
Class R-5	$43,308
Class R-5E	$1
Class R-6	$211,871
Total	$382,445
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.7900
Class B	$0.2972
Class C	$0.4655
Class T	$-
Class F-1	$0.7555
Class F-2	$0.8661
Class F-3	$0.2269
Class 529-A	$0.7572
Class 529-B	$0.2524
Class 529-C	$0.4442
Class 529-E	$0.6590
Class 529-T	$-
Class 529-F-1	$0.8500
Class R-1	$0.4626
Class R-2	$0.4632
Class R-2E	$0.6042
Class R-3	$0.6427
Class R-4	$0.7671
Class R-5E	$0.8435
Class R-5	$0.8888
Class R-6	$0.9096
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	1,258,545
Class B*	-
Class C	38,796
Class T*	-
Class F-1	70,162
Class F-2	220,790
Class F-3	5,794
Total	1,594,087
Class 529-A	46,309
Class 529-B*	-
Class 529-C	11,068
Class 529-E	2,347
Class 529-T*	-
Class 529-F-1	2,947
Class R-1	2,180
Class R-2	17,402
Class R-2E	723
Class R-3	44,419
Class R-4	62,869
Class R-5	49,846
Class R-5E	9
Class R-6	272,462
Total	512,581
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$42.89
Class B	$42.82
Class C	$42.36
Class T	$42.89
Class F-1	$42.74
Class F-2	$42.86
Class F-3	$42.88
Class 529-A	$42.80
Class 529-B	$42.95
Class 529-C	$42.48
Class 529-E	$42.57
Class 529-T	$42.89
Class 529-F-1	$42.71
Class R-1	$42.45
Class R-2	$42.31
Class R-2E	$42.71
Class R-3	$42.54
Class R-4	$42.68
Class R-5E	$42.86
Class R-5	$42.87
Class R-6	$42.91
* Amount less than one thousand